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                                                                    Exhibit 99.2

Supplemental Selected Financial Data

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SUPPLEMENTAL SELECTED FINANCIAL DATA

                                     (Dollars in thousands, except share and per share data)
EARNINGS                                2000          1999          1998          1997          1996
                                     ------------------------------------------------------------------
Interest income                      $   85,635    $   68,452    $   61,200    $   55,672    $   47,439
Interest expense                         37,399        26,414        24,231        22,427        19,900
Net interest income                      48,236        42,038        36,969        33,245        27,539
Non-interest income                      10,676        10,448         9,336         7,601         6,294
Non-interest expense                     35,041        32,262        28,950        25,219        22,373
Operating income (1)                     15,236        12,072        10,673         9,144         7,065
Net income                               13,925        12,093        10,673         9,144         7,065

SELECTED AVERAGE BALANCES
Assets                               $  980,641    $  840,028    $  727,762    $  667,401    $  571,238
Earning assets                          914,113       770,057       667,210       610,765       519,635
Loans                                   713,862       614,381       509,625       439,370       378,659
Total deposits                          828,794       715,830       638,105       596,726       505,539
Shareholders' equity                     83,578        76,875        70,484        62,073        57,014
Diluted common shares outstanding        15,804        15,784        15,658        15,538        15,324

YEAR-END BALANCES
Assets                               $1,070,575    $  907,138    $  764,513    $  689,286    $  595,255
Earning assets                          999,907       841,487       703,930       631,258       536,583
Loans                                   735,963       668,447       546,342       476,327       398,174
Total deposits                          885,910       754,254       662,055       614,147       530,242
Shareholders' equity                     93,774        80,054        74,798        66,578        60,306
Common shares outstanding                15,534        15,445        15,411        15,226        15,183

PER COMMON SHARE
Earnings per share - basic           $     0.90    $     0.78    $     0.70    $     0.60    $     0.47
Earnings per share - diluted               0.88          0.77          0.68          0.59          0.46
Book value                                 6.04          5.18          4.85          4.37          3.97
Cash dividends paid                        0.24          0.16          0.15          0.13          0.10
Market price:
   Close                             $    12.43    $    12.06    $    10.88    $     9.33    $     6.51
   High                                   12.50         14.50         13.17          9.72          6.61
   Low                                     8.06          9.25          9.23          6.02          5.44

OPERATING INCOME DATA(1)
Earnings per share - basic           $     0.98    $     0.78    $     0.69    $     0.60    $     0.47
Earnings per share - diluted               0.96          0.76          0.68          0.59          0.46
Operating return on average assets         1.55%         1.44%         1.47%         1.37%         1.24%
Operating return on average equity         18.2%         15.7%         15.1%         14.7%         12.4%
Price to earnings                          12.9          15.8          16.0          15.9          14.1

FINANCIAL RATIOS
Return on average assets                   1.42%         1.44%         1.47%         1.37%         1.24%
Return on average equity                   16.7%         15.7%         15.1%         14.7%         12.4%
Average equity to average assets           8.52%         9.15%         9.69%         9.30%         9.98%
Dividend payout ratio                      24.9%         20.9%         22.0%         22.0%         21.7%
Price to earnings                          14.1          15.7          16.0          15.9          14.1
Price to book value                        2.06          2.33          2.24          2.13          1.64

NONFINANCIAL
Shareholders                              2,921         2,036         1,372         1,411         1,345
Employees                                   404           406           423           401           367
Banking offices                              23            23            20            24            24
ATMs                                         25            25            23            24            23

(1) Excludes non-recurring merger related expenses and one-time gains (losses) pertaining to restructuring the investment portfolio and sales of property of ($1,311) and $21 in 2000 and 1999, respectively.